UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. 1)

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Apogee Enterprises, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11
EXPLANATORY NOTE
This Amendment No. 1 to the Definitive Proxy Statement on Schedule 14A filed by Apogee Enterprises, Inc. (the "Company") with the United States Securities and Exchange Commission on May 9, 2024 (the "Proxy Statement") amends the Proxy Statement, solely to correct the table set forth on page 88 reporting Fees Paid to Independent Registered Public Accounting Firm which incorrectly reflected information from the Company's Fiscal 2022 in the Fiscal 2023 column. The Fiscal 2023 column has been updated to reflect amounts as previously correctly reported in the Company's Fiscal 2023 Definitive Proxy Statement filed on May 12, 2023.

AMENDMENT TO ORIGINAL FILING
The table of fees incurred for professional services provided by Deloitte & Touche LLP, the member firms of Deloitte Tohmatsu, and their respective affiliates (collectively, the "Deloitte Entities") on page 88 is amended and restated in its entirety to read as follows:

	Fiscal 2024	Fiscal 2023
Audit Fees(1)	$2,024,284	$2,160,865
Audit-Related Fees(2)	37,200	38,000
Tax Fees(3)	281,348	745,207
All Other Fees(4)	1,895	1,895
Total	$2,344,727	$2,945,967

___________________________
(1)Audit fees consisted primarily of audit work related to preparation of our annual financial statements, audit of internal controls over financial reporting, review of the quarterly financial statements included in our quarterly reports on Form 10-Q and review of other SEC filings.
(2)Audit-related fees consisted primarily of fees for the audit of our employee benefit plan.
(3)Tax fees consisted primarily of fees for tax compliance and return preparation and tax planning and advice.
(4)All other fees consisted of $1,895 for the Deloitte online accounting research tool.

Information about the Company's 2024 Annual Meeting of Shareholders, scheduled for June 20, 2024, is set forth in the Proxy Statement, which is revised to reflect the information set forth above. Except as specifically discussed in this Explanatory Note, this Amendment No. 1 does not otherwise modify or update any other disclosures in the Proxy Statement. The Proxy Statement, together with this Amendment No. 1, have been filed with the Securities and Exchange Commission and are also available for viewing at the website maintained for the annual meeting at www.proxyvote.com (as well as on the Company's website at www.apog.com).
Shareholders who have already submitted proxies for this meeting may revoke them, or if they wish to change their vote, they may do so by: (i) sending a written notice to the Company's Corporate Secretary; (ii) submitting a later-dated proxy to the Company's Corporate Secretary; (iii) submitting a later-dated proxy via the Internet; (iv) submitting a later dated proxy by telephone; (v) voting in person at the meeting. Detailed information regarding voting procedures can be found in the Proxy Statement under Frequently Asked Questions - Can I change my vote after submitting my proxy or voting instructions?.